UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2007

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On April 26, 2007, InfoSpace, Inc. (the “Company”) announced that, as part of the agreement reached with certain stockholders affiliated with Sandell Asset Management Corp., it would reauthorize its $100 million share repurchase program which expired on May 29, 2007. On June 8, 2007, the Board of Directors of the Company authorized the repurchase of up to $100 million of its outstanding common stock over the next twelve months. Subject to applicable securities laws, the shares may be repurchased from time to time in the open market or in privately negotiated transactions or in such other manner as will comply with the provisions of the Securities Exchange Act of 1934. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2007

INFOSPACE, INC.

By:	/s/ R. Bruce Easter
R. Bruce Easter
Senior Vice President, General Counsel and Secretary